UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Agreement

On June 6, 2023, but effective on June 12, 2023, Kisses from Italy, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Firstfire Global Opportunity Fund, LLC, a Delaware limited liability company (“Lender”), pursuant to which the Company issued to the Lender a promissory note in the principal amount of $110,000.00 (the “Note”). The Company received $100,000 gross proceeds from Lender due to the original issue discount on the Note. In connection with the execution and delivery of the Purchase Agreement and the issuance of the Note, the Company issued to Lender 500,000 commitment shares (the “Commitment Shares”) and a warrant (the “Warrant”; and together with the Purchase Agreement and the Note, the “Transaction Documents”) to purchase an additional 1,000,000 shares of common stock of the Company.

The Note bears interest at a rate of 10% per annum and is due and payable on June 5, 2024. Although the Company has the right to prepay the Note without penalty, the annual interest is due if the Note is paid in full by the Company prior to maturity. Upon default of the Note, the interest increases to the lesser of 18% per annum or the maximum amount permitted by law.

The Note is convertible at the option of Lender, at any time at a fixed conversion price of $0.01 (the “Conversion Price”), subject to standard adjustments. If the Company issues securities for less than the Conversion Price, the Conversion Price shall be reduced to such an amount.

The Warrant issued to Lender provides for the purchase of up to 1,000,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.10 per share. The Warrant is exercisable commencing on the date of issuance and ending on the five-year anniversary of the date of issuance. The Warrant may be exercised on a cashless basis and the number of Warrant Shares is subject to customary adjustments.

The Company’s sales of shares of common stock to Lender under the Transaction Documents are limited to no more than the number of shares that would result in the beneficial ownership by Lender and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

The foregoing descriptions of the Transaction Documents are qualified in their entirety by reference to their full text, copies of which are attached hereto as Exhibits 4.11, 4.12, and 10.23, each of which is incorporated herein in its entirety by reference. The Amendment dated June 12, 2013, whereby the Lender and the Company agreed to replace all references in the Transaction Documents of June 6, 2023” to “June 12, 2023” is filed as Exhibit 10.24, which is incorporated herein in its entirety by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance and sale of the Note, the Warrant, and the Commitment Shares by the Company to Lender was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of Lender to the Company that, among others, it is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the shares for its own account and without a view to distribute them.

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Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.11	Promissory Note, dated June 6, 2023, issued by Kisses From Italy, Inc. to Firstfire Global Opportunities Fund, LLC.
4.12	Common Stock Purchase Warrant, dated June 6, 2023, issued by Kisses From Italy, Inc. to Firstfire Global Opportunities Fund, LLC.
10.23	Securities Purchase Agreement, dated June 6, 2023, by and between Kisses From Italy, Inc., and Firstfire Global Opportunities Fund, LLC.
10.24	Amendment #1 to the Transaction Documents Dated June 6, 2023, by and between Kisses From Italy, Inc., and Firstfire Global Opportunities Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2023	KISSES FROM ITALY INC.
	By:	/s/ Claudio Ferri
	Name: Title:	Claudio Ferri Co-Chief Executive Officer

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